Exhibit 10.17

CONVENIO MODIFICATORIO AL	AMENDMENT TO LEASE AGREEMENT
CONTRATO No. BMA-B-2/A-INC1&6.05.001	No. BMA-B-2/A-INC.1&6-05.001

Convenio Modificatorio que celebran:	Amendment Agreement entered by and among:
1. Vesta Baja California, S. de R.L. de C.V. (el “Arrendador”) representada por el Lic. Alejandro Ituarte Egea.	1. Vesta Baja California, S. de R.L. de C.V. (the “Landlord”), represented by Mr. Alejandro Ituarte Egea.
2. Block Medical de México, S.A. de C.V. (el “Arrendatario”) representada por el Sr. José Luis Avendaño Pérez.	2. Block Medical de México, S.A. de C.V. (the “Tenant”) represented by Mr. José Luis Avendaño Pérez; and
3. I-Flow Corporation (el “Fiador”), representada en este acto por el señor James Dal Porto.	3. I-Flow Corporation (the “Guarantor”) represented by Mr. James Dal Porto.
De conformidad con las siguientes Declaraciones y Cláusulas:	According to the following Representations and Clauses:

DECLARACIONES	REPRESENTATIONS

1. Con fecha 15 de Mayo del 2005, se celebró el contrato de arrendamiento número BMA-B-2/A-INC.l&6-05.001 (el “Contrato de Arrendamiento”) respecto del edificio marcado como B-2/A Incubadoras 1 Y 6, con una superficie total de 6,642 pies cuadrados (la “Propiedad”).
1. On May 15, 2005 the lease agreement number BMA-B-2/A-INC.1&6-05.001 (the “Lease Agreement”) was executed with respect to the building identified as B-2/A Incubators 1 and 6, with a total area of 6,642 square feet (the “Property”).
2. Es la voluntad de las partes modificar el Contrato de Arrendamiento de conformidad con los términos que más adelante se detallan.	2. It is the will of the parties hereto to amend the Lease Agreement, pursuant to the terms set forth below.
3. Las partes de este Convenio se reconocen la personalidad con la que cada una se ostenta.	3. The parties recognize to each other the capacity in which each of them appears hereto.

Estando de acuerdo con las declaraciones anteriores, las partes convienen en obligarse de conformidad con las siguientes:	Being in agreement with the representations above, the parties agree to bind themselves in accordance with the following:

CLAUSULAS	CLAUSES

Primera. Las partes convienen en modificar la Cláusula Segunda del Contrato de Arrendamiento, para que a partir de esta fecha, la misma quede redactada al tenor literal siguiente:	First. The parties hereby agree to amend Clause Second of the Lease Agreement, for it to, as of the date hereof, be read as follows:
“SEGUNDA. — Término.: El término de este Contrato comenzará en la fecha del mismo y terminará el dia 31 de Diciembre del 2011.	“SECOND. Term. The term of this Agreement shall start on the date hereof, and will end on December 31st, 2011.

La Arrendataria cuenta con una opción para prorrogar el término de este Arrendamiento por 2 (dos) periodo adicional de 3 (tres) años cada uno, mediante aviso por escrito entregado por la Arrendataria a la Arrendadora para tales fines con por lo menos 120 (ciento veinte) días naturales anteriores a la expiración del término inicial o de cualquiera de sus prorrogas. ”	The Tenant shall have and option to extend the term of this Agreement for 2 (two) additional period, each of 3 (three) years, through written notice delivered by the Tenant to the Landlord with at least 120 (one hundred and twenty) calendar days in advance to the expiration of the initial term of any of its extensions.”
Segunda. El Arrendador en este acto conviene sellar cualesquiera goteras o filtraciones en la techumbre del Inmueble Arrendado, en el entendido que dicho techo fue reemplazado completamente en el año 2006.	Second. Landlord hereby agrees to seal and repair each and any leak or filtrations in the roof of the Property, in the understanding that such roof was completely replaced on the year of 2006.

Asimismo, el Arrendador conviene en dar, a partir de la fecha de este Convenio, mantenimiento preventivo a los accesos a las máquinas de aire acondicionado (“pasa-gatos”).	Likewise, the Landlord hereby agrees to, from the date hereof, provide preventive maintenance to the accesses to the air conditioning machines (“cat-walks”).
Tercera. El Arrendatario en este acto reconoce para beneficio del Arrendador que la renta pagadera por el Arrendatario a la fecha de este Convenio es igual a la cantidad de US$2,893.41 (Dos mil ochocientos noventa y tres dólares 41/00 USCy.) más el impuesto al valor agregado, la cual se incrementará en cada aniversario del Contrato de Arrendamiento, es decir, los días 1 de Enero, conforme a lo previsto en la Cláusula Segunda del Contrato de Arrendamiento.	Third. Tenant hereby acknowledges for the benefit of the Landlord that the rent payable by the Tenant at the date hereof is the amount of US$2,893.41 (Two thousand eight hundred and ninety three dollars 41/00 USCy.) plus the value added tax, which shall be adjusted each anniversary of the Lease Agreement, meaning each January 1st, pursuant to the provisions of Clause Second of the Lease Agreement.
Cuarta. Las partes convienen expresamente que las modificaciones al Contrato de Arrendamiento conforme a este Convenio, no constituyen una novación del Contrato de Arrendamiento.	Fourth. The parties expressly agree that the amendments to the Lease Agreement made pursuant to this Agreement, shall not constitute novation of the Lease Agreement.

Sexta. Excepto por las modificaciones acordadas en este Convenio, el resto de los términos y condiciones del Contrato de Arrendamiento continúan vigentes, por lo que las partes en este acto ratifican todos y cada uno de los términos y condiciones del Contrato de Arrendamiento y sus anexos.	Sixth. Except for the amendments to the Lease Agreement agreed herein, the rest of the terms and conditions of the Lease Agreements remain in full force and effect; hence the parties hereby ratify each and all the terms and conditions of the Lease Agreement and its annexes.

Séptima. El Fiador comparece a la celebración de este Convenio, con el propósito de ratificar su obligación de continuar garantizando las obligaciones del Arrendatario conforme al Contrato de Arrendamiento, según el mismo ha sido modificado conforme a este Convenio, y a través de su firma en este instrumento, se hace sabedor de, y manifiesta su conformidad respecto de las modificaciones al Contrato de Arrendamiento que se detallan en este Convenio.	Seventh. The Guarantor appears to the execution of this Agreement, with the purpose of ratifying its obligation to continue guaranteeing the obligations of the Tenant pursuant to the Lease Agreement, as amended in accordance with this Agreement, and through its signature in this Agreement, acknowledges and agrees to the amendments made to the Lease Agreement as set forth herein.
Octava. Cualquier aviso o notificación que hayan de hacerse las partes respecto del presente Convenio, deberá ser hecha por escrito y entregada a la parte que corresponda en términos de lo dispuesto en la Cláusula Décima Séptima del Contrato de Arrendamiento.	Eight. Any communication or notice that the parties shall need to make in connection with this Agreement, shall be done in writing and delivered to the corresponding party in the terms set forth in Clause Seventeen of the Lease Agreement.

Novena. El Contrato de Arrendamiento y el presente Convenio se regirán por las leyes sustantivas aplicables en el Estado de Baja California, México.	Ninth. The Lease Agreement and this Agreement shall be subject to the laws of Baja California, Mexico.
Cualquier controversia entre las partes derivada del Contrato de Arrendamiento y/o del presente Convenio, será resuelta de conformidad con lo previsto en la Cláusula Vigésima Primera del Contrato de Arrendamiento.	Any controversy among the parties deriving from the Lease Agreement and/or this Agreement shall be resolved in accordance to the provisions set forth in Clause Twenty First of the Lease Agreement.
Décima. El Contrato de Arrendamiento según el mismo ha sido modificado conforme a este Convenio y este Convenio, constituyen el acuerdo íntegro y final entre las partes.	Tenth. The Lease Agreement as amended pursuant to this Agreement and this Agreement, constitute the full and final agreement among the parties.
Décima Primera. Este Convenio se firma en cuatro (4) ejemplares cada uno de los cuales constituye un original, y en su conjunto constituyen uno y el mismo Convenio.	Eleventh. This Agreement is signed in 4 counterparts, each of which constitutes and original and all together constitute one and the same Agreement.

Décima Segunda. Este Convenio se suscribe en versión inglés y español, las cuales tendrán el mismo valor, excepto que en caso de controversia sobre este Convenio, la versión de español prevalecerá.	Twelve. This Agreement is being executed in both English and Spanish languages, both versions shall have the same force, except that in case of controversy, the Spanish version shall prevail.

EN TESTIMONIO DE LO CUAL, las partes suscriben el presente Convenio a través de sus representantes debidamente autorizados para tal efecto, el día 30 de Abril de 2008, después de haber revisado los términos y condiciones de este Convenio y haber comprendido el alcance legal del mismo.	IN WITHNESS THEREOF, the parties execute this Agreement through their authorized representatives, April 30th, 2008, after having read and reviewed the terms and conditions of this Agreement and having understood the legal effects of the same.

LA ARRENDADORA/THE LANDLORD
Vesta Baja California, S. de R.L. de C.V.

/s/  Alejandro Ituarte Egea
Por/By: Alejandro Ituarte Egea
Cargo/Title: Attorney in fact.

LA ARRENDATARIA/THE TENANT
Block Medical de México, S.A. de C.V.

/s/  José Luis Avendaño Pérez
Por/By: José Luis Avendaño Pérez
Cargo/Title: Attorney in fact.

EL FIADOR/THE GUARANTOR
I-Flow Corporation

/s/  James Dal Porto
Por/By: James Dal Porto
Cargo/Title: Attorney in fact.

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